Exhibit 10.7

Loan Agreement

Lender:	Shiyong Fan, ID No.: EA048273, Address: 228 Taita Dr, Avalon, Lower Hutt, NZ;
Borrower:	Kaifeng Nice View Power Technology Co., Ltd.,L
Legal address:	No.26 Gongyuan Road, Shunhe District, Kaifeng City

In accordance with the relevant laws, regulations and rules in the People’s Republic of China (‘PRC’), the Borrower and Lender hereby set forth their rights and obligations to one another under this Loan Agreement and agree to be legal bound as follows:

ARTICLE I

The Borrower promises to pay to the Lender the loan as follows:

1.1	Type of the loan: Short term loan;

1.2	Purpose of the loan: To acquire shares of Henan Kaifeng Desheng Boiler Co., Ltd., and Henan Desheng Boiler Installation Co., Ltd.,;

1.3	Principal amount: RMB thirty-five million three hundred and forty-one thousand and six hundred (RMB 35,341,600);

1.4	Term: One year since the date on which the loan is released, the installments of full principal amount should be upon expiration of the term.

1.5	Interest: None.

ARTICLE II

Rights and Obligations of the LENDER

2.1	The Lender is entitled to know the Borrower’s production, operation, financial situation, material inventory and usage of Loan, and require the Borrower to furnish financial statement, documents and information.

2.2	In accordance with the provisions of this agreement, in case the acquisition is not successful, the Lender will have the right to require the Borrower to repay them early.

ARTICLE III

Rights and Obligations of the Borrower

3.1	The Borrower has the right to obtain and use the loan in accordance with this agreement.

3.2	The Borrower shall repay the principal and interest timely. Should the Borrower needs to extend the loan term, it shall submit an application in written to the Lender 15 days prior to the expiry date of the loan. An extension agreement shall be signed with the Lender after the Lender’s consent.

3.3	The Borrower should use the loan in accordance with this agreement.

3.4	The Borrower shall provide the Lender authentic, complete and valid financial statements and other relevant materials and information, and actively cooperate with the Lender’s investigation and supervision on its production, operation and financial situation.

3.5	In case where the Borrower conducts any activities of contracting for management, lease out, reform as a company limited by shares, joint operation, combination, merger, division, joint venture, transfer of assets, application for rectification of business, application for dissolution, application for bankruptcy, and any other activities which shall affect the realization of the Lender’s rights hereunder, the Borrower shall inform the Lender in advance and obtain the Lender’s written consent; otherwise the Borrower is not allowed to conduct such activities before paying off the indebtedness hereunder.

3.6	If the Borrower is occurred any events other than those described in subsection 3.5 substantially adverse affect its performance of repayment obligation hereunder, including but not limited to shutdown, shutout, revocation of business license, deregistration, the involvement of illegal activity of the legal representative or person in charge, the involvement of substantial lawsuit or arbitration, substantial trouble of production and operation and deterioration of its financial situation, the Borrower shall inform the Lender immediately in written and provide security measures acknowledged by the Lender.

3.7	If the Borrower provides guarantee for other person’s indebtedness or creates mortgage or pledge over its major assets, which would affect its capability to pay the indebtedness under this agreement, the Borrower shall notify the Lender in written and obtain the Lender’s consent.

3.8	The Borrower and its investor may not withdraw capital, transfer asset or shares to avoid the payment of indebtedness of the Lender.

3.9	The Borrower shall inform the Lender in written of alteration of its registration issues regarding registered name, legal representative, and liaison address and business scope.

ARTICLE IV
Breach of Agreement

4.1	In case where the Borrower violates its obligation under this agreement, the Lender is entitled to cease issuing the loan, retract the loan issued in advance, or take other asset protection measures.

4.2	Should the Borrower fails to use the loan according to the purpose as stated in the agreement, the Lender shall have rights to impose penalty of a certain percentage (agreed upon further negociation) of the amount inappropriately used.

4.3	The Borrower shall bear the attorney’s fee, transportation and other expense to realize payment of the indebtedness if the Borrower’s breach of agreement results in the Lender’s adoption of lawsuit or arbitration to obtain the payment of the indebtedness.

ARTICLE V
Solution of Disputes

Any dispute arising from the performance of this agreement shall be solved through the Parties’ negotiation; in case no agreement is reached, the dispute shall be submitted to the Lender’s local court for litigation.

ARTICLE VI
Effectiveness

This agreement shall come into effect upon both Parties’ signature and seal.

ARTICLE VII
Miscellaneous

This agreement is prepared in duplicate with each party holding one copy of which.

Lender: Shiyong Fan
Signature:

Borrower:
Seal:

Legal Representative (or Authorized Representative):
Signature

Date: